UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025

BYRNA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-40385	71-1050654
(Commission File Number)	(IRS Employer Identification No.)

100 Burtt Road, Suite 115
Andover, MA 01810
(Address and Zip Code of principal executive offices)

(978) 868-5011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	BYRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2025 (the “Effective Date”), the Board of Directors (the “Board”) of Byrna Technologies Inc. (the “Company”), based on the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved the adoption of the Byrna Technologies Inc. Executive Severance Plan (the “Severance Plan”) to provide severance benefits to certain executive-level employees in the event their employment with the Company terminates under certain qualifying circumstances, as further described below.

The Severance Plan contains the following material terms and conditions:

•
Eligibility and Participation. Any full-time employee of the Company who is an officer of the Company and other key employees of the Company who are specifically designated by the Compensation Committee are eligible to participate in the Severance Plan. The current Chief Executive Officer of the Company is not eligible to participate in the Severance Plan. To participate in the Severance Plan, a participant must enter into a participation agreement that sets forth the specific benefits that the participant is entitled to under the Severance Plan based on three tiers. Laurilee Kearnes, the Company’s Chief Financial Officer, Luan Pham, the Company’s Chief Marketing and Revenue Officer, and John Brasseur, the Company’s Chief Operating Officer, have been designated as Tier 2.

•
Benefits Under the Severance Plan – Qualifying Termination absent Change in Control. In the event that a participant in the Severance Plan is terminated by the Company without Cause, or resigns for “Good Reason”, other than in during the twelve-month period following a Change in Control (as such terms are defined in the Severance Plan), the participant will be entitled to receive accrued but unpaid compensation plus, subject to the timely execution and non-revocation of a release of claims:

o
an amount equal to product of (A) the participant’s base salary at the time of such termination, multiplied by (B) a multiple (the “Severance Multiple”), payable in monthly installments, with the Severance Multiple for Tier 1 and Tier 2 being 1.0 and the Severance Multiple for Tier 3 being 0.5;

o
reimbursement for monthly COBRA premiums for a specified continuation period (the “Benefit Continuation Period”), with the Benefit Continuation Period for Tier 1 and Tier 2 being twelve months and the Benefit Continuation Period for Tier 3 being six months; and

o	previously earned but unpaid annual bonus for a completed calendar year prior to the date of the termination.

•
Benefits Under the Severance Plan – Qualifying Termination following Change in Control. In the event that a participant in the Severance Plan is terminated by the Company without Cause, or resigns for “Good Reason”, during the twelve-month period following a Change in Control (as such terms are defined in the Severance Plan), the participant will be entitled to receive accrued but unpaid compensation plus, subject to the timely execution and non-revocation of a release of claims:

o
a lump-sum payment in an amount equal to product of (A) the sum of (i) the participant’s base salary at the time of such termination or, if greater, in effect on the first occurrence of a Change in Control, plus (ii) the participant’s target annual bonus for the year in which the termination occurred or, if greater, in effect on the first occurrence of a Change in Control, multiplied by (B) a multiple (the “CIC Severance Multiple”), with the CIC Severance Multiple for Tier 1 being 2.0, the CIC Severance Multiple for Tier 2 being 1.5, and the CIC Severance Multiple for Tier 3 being 0.75;

o
a lump sum payment equal to the participant’s monthly COBRA premiums that would have otherwise been payable during a specified continuation period (the “CIC Benefit Continuation Period”), with the CIC Benefit Continuation Period for Tier and Tier 2 being eighteen months and the CIC Benefit Continuation Period for Tier 3 being nine months;

o	previously earned but unpaid annual bonus for a completed calendar year prior to the date of the termination; and
o	full acceleration of outstanding time-based equity awards and acceleration of performance-based equity awards at target level.

The Severance Plan does not provide for a gross-up payment to participants in the event that a participant is subject to an excise tax under Internal Revenue Code Section 280G and Section 4999. Instead, if such excise taxes would be triggered, payments to a participant would be cut back if doing so would result in a greater after-tax payment to the participant than if the participant received the payments and paid the excise taxes. Any benefits received by a participant pursuant to the Severance Plan will be reduced by the amount of any other severance benefits received by the participant under another severance plan maintained by the Company or any agreement between the participant and the Company that provides for severance benefits.

Amounts payable under the Severance Plan are subject to any Company policy providing for clawback or recovery of amounts paid to a participant, whether in existence as of the Effective Date or later adopted. The Company may amend or terminate the Severance Plan at any time by providing 90 days’ advance notice to each participant, provided that such amendment or termination cannot reduce or diminish a participant’s rights under the Severance Plan without the written consent of the participant.

The foregoing summary of the Severance Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Severance Plan, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 29, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). There were an aggregate of 18,897,628 shares of common stock present or represented by proxy at the Annual Meeting, which represented approximately 83.3% of the outstanding total voting power of the shares of common stock entitled to vote at the Annual Meeting, which constituted a quorum for the transaction of business.

At the Annual Meeting, the Company’s stockholders voted on the following proposals:

(i) the election of five Directors for a one-year term, such term to continue until the annual meeting of stockholders in 2026 or until such directors’ successors are duly elected and qualified or until their earlier resignation or removal;

(ii) the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2025; and

(iii) the approval, by non-binding vote, the Company’s executive compensation.

The voting results are reported below.

Proposal 1 - Election of Directors

Bryan Ganz, Herbert Hughes, Chris Lavern Reed, Leonard Elmore, and Emily Rooney were elected as Directors for a one-year term, such term to continue until the annual meeting of stockholders in 2026 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal. Due to the voting requirement of a majority of votes cast, abstained votes and broker non-votes did not count as votes against. The results of the election were as follows:

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Bryan Ganz	12,812,701	3,162,450	4,718	2,917,759
Herbert Hughes	12,785,894	3,188,297	5,678	2,917,759
Chris Lavern Reed	12,900,754	3,030,546	48,569	2,917,759
Leonard Elmore	12,583,159	3,390,876	5,834	2,917,759
Emily Rooney	12,746,072	3,223,448	10,349	2,917,759

Proposal 2 - Ratification of the Appointment of EisnerAmper LLP

The appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2025 was ratified. There were no broker non-votes on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
15,939,283	2,943,497	14,848

Proposal 3 – Approval, on a Non-Binding Basis, of the Compensation of the Company’s Executive Officers

The compensation of the Company’s named executive officers as disclosed in the Proxy Statement was approved on a non-binding basis. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
12,807,934	3,040,583	131,352	2,917,759

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title
10.1	Byrna Technologies, Inc. Executive Severance Plan
10.2	Form of Participation Agreement for Byrna Technologies, Inc. Executive Severance Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYRNA TECHNOLOGIES INC.

Date: July 30, 2025	By:	/s/ Laurilee Kearnes
Name: Laurilee Kearnes Title: Chief Financial Officer